UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934

Date of Report: September 15, 2004

DALECO RESOURCES CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	0-12214	23-2860739

(State or other jurisdiction	(Commission File No)	(IRS Employee Identification No.)
of Incorporation)

120 North Church Street, West Chester, Pennsylvania 19380
(Address of principal executive offices)

Registrant’s telephone number, including area code:     610-429-0181

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Amendment of Master Distribution and Marketing Agreement.

     (a)      On September 14, 2004, Registrant amended its Master Distribution and Marketing Agreement dated as of November 16, 2001, by and among the Registrant and Sumitomo Corporation of America (“Sumitomo”) (“First Amendment”). The First Amendment amends the MD&MA by deleting the exclusive marketing provisions, buyout provisions, and certain other rights and obligations of Sumitomo. The Registrant believes that the First Amendment while allowing it to maintain a relationship with Sumitomo permits the Company greater flexibility in the marketing of its mineral and timber based products. The First Amendment also removes a potential anti-takeover provision by removing the restrictions on the Company’s ability to negotiate for the sale of its mineral and timber interests with interested third parties without the buyout or assumption restrictions imposed by the MD&MA. Under the First Amendment, the Warrants granted to Sumitomo under the MD&MA and the Stock Purchase Agreement by and among Sumitomo and the Company dated as of November 16, 2001, to purchase, in the aggregate 2,240,000 shares of the Company’s Common Stock at prices ranging from $2.00 to $3.00 were cancelled.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daleco Resources Corporation

(Registrant)

Date: September 15, 2004
/s/ Gary J. Novinskie

Gary J. Novinskie, President

FIRST AMENDMENT TO

MASTER DISTRIBUTION AND MARKETING AGREEMENT

BETWEEN

SUMITOMO CORPORATION OF AMERICA

AND

DALECO RESOURCES CORPORATION

     THIS FIRST AMENDMENT TO MASTER DISTRIBUTION AND MARKETING AGREEMENT (“First Amendment”) is entered into as of the 14th day of September, 2004, by and among SUMITOMO CORPORATION OF AMERICA, a New York corporation having a place of business at 600 Third Avenue, New York, NY 10016 (“SUMITOMO”), and DALECO RESOURCES CORPORATION, a Nevada corporation having a place of business at 120 North Church Street, West Chester, PA 19380 (“Daleco”).

W I T N E S S E T H:

     WHEREAS, the parties hereto entered into that certain Master Distribution and Marketing Agreement as of November 16, 2001 (“Agreement”); and

     WHEREAS, the parties desire to amend certain provisions of the Agreement effective as of the date of this First Amendment.

     NOW, THEREFORE, for good and adequate consideration, receipt of which is hereby acknowledged, the covenants and obligations hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

I. Incorporation by Reference

1.1 The parties incorporate for all purposes the WITNESSETH section as though same were set forth at length herein.

1.2 All capitalized terms not defined herein shall have the meaning given them in the Agreement.

1.3 Unless otherwise amended or modified by this First Amendment, the previsions of the AGREEMENT remain in full force and effect.

II. Amendments

2.1 The fifth (5th) paragraph of the Agreement WITNESSETH Section, being the first (1st) paragraph on the top of page 2 of the Agreement, be and hereby is deleted in its entirety.

2.2 The last paragraph of the WITNESSETH Section is deleted in its entirety.

2.2.1 Paragraph 1.1 of the Agreement is rewritten in its entirety as follows: “1. Appointment. Daleco hereby appoints Sumitomo as a non-exclusive distributor for the sale of Products in accordance with the provisions of Section 4 of this Agreement, as amended.”

2.3 Paragraph 1.2 of the Agreement is deleted in its entirety.

2.4 Paragraph 1.5 of the Agreement is deleted in its entirety.

2.5 Paragraph 2.1 of the Agreement is rewritten in its entirety as follows:

“2.1 Initial Term. The initial term of the Agreement shall be for a period commencing on the date of Effective Date and expiring on June 30, 2005 (“Term”).”

2.6 Paragraph 2.2 is rewritten in its entirety as follows:

“2.2 Renewal Term. Upon the mutual written agreement of each party hereto, the Agreement, as amended, may be extended for additional one-year periods (“Renewal Term”) after the Term. Absent the mutual written consent of each party hereto, the Agreement will not be renewed.”

2.7 Paragraph 3.3, Warrants, is deleted in its entirety. The parties hereby agree that as of the time of the execution of this First Amendment, the Warrants granted to SUMITOMO pursuant to Paragraph 3.3 of the Agreement to purchase Five Hundred Forty Thousand (540,000) shares of Daleco’s common stock be and hereby are cancelled (“MD&MA Warrants”)and SUMITOMO shall have no rights in respect thereto. In addition as of the time of execution of this First Amendment, the Warrants for One Million Seven Hundred Thousand (1,700,000) shares of common stock received by SUMITOMO pursuant to Article IV of that certain Stock Purchase Agreement dated as of November 16, 2001 by and between SUMITOMO and Daleco be and hereby are cancelled (“Stock Purchase Warrants”) and SUMITOMO shall have no rights in respect thereof. SUMITOMO shall return to Daleco the certificates representing all of the MD&MA Warrants and the Stock Purchase Warrants within ten (10) business days of the execution of this First Amendment.

2.8 Section 4 Purchase and Sale of Products.

2.8.1 Paragraph 4.1, Orders, shall be deleted in its entirety and restated as follows:

“4.1 Orders. SUMITOMO may place orders for Products with Daleco from time to time. Any such orders placed shall be made in sufficient time to allow Daleco to fulfill such orders in accordance with the requested delivery date. Daleco has the right to reject or refuse to accept any order placed by SUMITOMO for any reason, to include, by way of example and not limitation, insufficient lead time, improper specifications, incomplete specifications, inability to meet either the requested delivery schedule or desired specifications, and incompatibility with Daleco’s other contractual commitments. All orders shall be made pursuant to a purchase order in form and substance satisfactory to Daleco.”

2.8.2 Paragraph 4.3 shall be deleted in its entirety.

2.8.3 Paragraph 4.4 shall be deleted in its entirety and restated as follows:

“4.4 Cancellation or Postponement of Orders. SUMITOMO may cancel and/or postpone an order upon payment of Daleco’s production and/or manufacturing costs, to include transportation if any, through the date of cancellation or order postponement.”

2.8.4 Paragraph 4.5, Delivery of Products, shall be amended by substituting the name “Sumitomo” for the work “customer” in each instance.

2.9 Paragraph 5.1, Purchase Price, shall be deleted in its entirety and restated as follows:

“5.1 Purchase Price. The purchase price for any Product sold hereunder shall be Daleco’s price for that Product FOB mine or manufacturing site, unless other pricing is agreed to in writing by the parties hereto.”

2.10 Paragraph 5.2, Credit Policies; Sales Terms, shall be deleted in its entirety and restated as follows:

“5.2 Sales Terms. Payment for sales of all Products sold hereunder shall be due in full at the time of delivery of the Product.”

2.11 Paragraph 5.3, Payments; Reports, shall be deleted in its entirety.

2.12 Paragraph 5.4, Transportation Costs, shall be deleted in its entirety and restated as follows:

“5.4 Transportation. Transportation shall be the sole and absolute responsibility and obligation of SUMITOMO. All Products sold hereunder shall be delivered to SUMITOMO FOB the mine site and/or manufacturing site with transportation therefor being the sole responsibility of SUMITOMO.”

2.13 Paragraph 5.5, Special Profit Allocation, shall be deleted in its entirety.

2.14 Paragraph 7.3, Indemnification by Sumitomo, shall be deleted in its entirety and restated as follows:

“7.3       Indemnification by Sumitomo. Sumitomo will at its own expense defend, indemnify and hold Daleco harmless from and against any and all claims, costs, expenses, damages or other liability including reasonable attorney’s fees incurred by Daleco as a result of, a claim by a third party based on the conduct of Sumitomo in the performance of its duties hereunder. Sumitomo’s obligations under this Section 7.3 are subject to the conditions that: (a) Daleco promptly notifies Sumitomo in writing of any such claim, and (b) Sumitomo will have sole control of such defense and all negotiations for any settlement or compromise.”

2.15 Paragraph 9.1, Confidentiality and Proprietary Change, shall be amended to provide that the provisions of Paragraph 9.1 shall survive for a period of five (5) years after the end of the last to occur of the Term or any Renewal Term.

2.16 Paragraph 10.3, Survival, is amended to delete all reference to Paragraphs 3.3 and 11.

2.17 Article 11, Changes in Control of Daleco; Special Termination Fee, and Paragraph 11.1, Change in Control, Paragraph 11.2, Payment of Special Termination Fee, and Paragraph 11.3, Special Termination Fee Not a Penalty, are deleted in their entirety.

2.18 Paragraph 12.1, Use of Trademarks, is deleted in its entirety and restated as follows:

“12.1       Use of Trademarks. All Products sold by SUMITOMO shall be sold using Daleco’s trademarks and/or trade names, and SUMITOMO agrees and acknowledges that it has no claim or right in and to the trademarks, service marks, or trade names owned, used or claimed now or in the future by Daleco. SUMITOMO agrees that it will not register, nor attempt to register, any trademark, trade name or service mark in any jurisdiction unless expressly approved in writing by Daleco.”

          2.19      Exhibit “A”. Exhibit “A” is amended to delete the “Sale Point of Contact of Sumitomo” and restate same as follows:

“SUMITOMO’s point of contact for the purposes of the First Amendment shall be:”

Brad Wieboldt Director, Business Investment Department Sumitomo Corporation of America 600 Third Avenue New York, New York 10016 212-207-0632 212-207- 0821 (Fax) brad.wieboldt@sumitomocorp.com”

2.20 Exhibit “B”. Exhibit “B” is cancelled in its entirety.

III.      Survival

          3.1       Any and all rights, obligations, duties, liabilities and claims which one party may have against or owe the other party under the AGREEMENT shall survive the execution of this First Amendment and shall not be quashed, released, settled or superceded by this First Amendment.

IV.       Miscellaneous

          4.1       Multiple Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

          4.2       Notice. All notices or other communications hereunder shall be in writing, shall be effective upon receipt and may be sent by facsimile transmission with the original document delivered to the addressee by close of business the next business day after the day of the facsimile transmission, by hand delivery, by overnight courier or by certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to Daleco:
Daleco Resources Corporation
120 North Church Street
West Chester, PA 19380
ATTN: Mr. Gary J. Novinskie
Fax No.: 610-429-0818

With a copy to:

Ehmann, Van Denbergh, Trainor & Scott, P.C.
Suite 220, Two Penn Center Plaza
1500 John F. Kennedy Boulevard
Philadelphia, PA 19102
ATTN: C. Warren Trainor, Esquire

If to SUMITOMO:

Sumitomo Corporation of America
Business Investment Department
600 Third Avenue
New York, New York 10016
ATTN: Mr. Bradley Wieboldt

With a copy to:

Sumitomo Corporation of America
600 Third Avenue
New York, NY 10016-2001
ATTN: Legal Department

                  Either party may change its address for Notice by giving the other party not less than ten (10) days written Notice consistent with this paragraph 4.2.

          4.3       Invalidity. Should a court of competent jurisdiction find that any term or provision hereof is invalid or unenforceable, this First Amendment shall remain in full force and effect and shall be read and anticipated in a light without giving force and effect to the offending provisions.

          4.4       Neither Party Drafter. The parties hereto agree that this First Amendment is the product of negotiation, that each was represented by counsel during its negotiation and that neither party shall be deemed the drafter thereof.

          4.5       Assignment. This First Amendment may not be assigned (whether voluntarily or by operation of law) by either party without the written consent of the other, which consent will not be unreasonably withheld. Any attempt by a party hereto to assign a delegate or transfer any right, duty or obligation, arising out of this First Amendment, without the express written consent of the non-assigning party, shall be invalid and be void ab initio

          4.6       Relationship of the Parties. The parties hereto are independent contractors. No agency relationship exists between SUMITOMO and Daleco. Neither SUMITOMO and/or Daleco shall have any rights with regard to the other except as set forth in this First Amendment.

          4.7       Choice of Law. This First Amendment shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws provisions.

          4.8       Headings. The headings, paragraph and subparagraph numberings in this First Amendment are for convenience of reference only and shall not otherwise constitute a part of this First Amendment for any other purpose or be given any substantive effect.

          4.9       Amendment. This First Amendment may not be altered or amended except by written document executed by the parties hereto.

          4.10       SEC Filings. SUMITOMO will file an appropriate amendment with the Securities and Exchange Commission as a result of the cancellation of its warrants.

          IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

SUMITOMO CORPORATION OF AMERICA

By: /s/ Shunichi Arai

Its: Executive Vice President

DALECO RESOURCES CORPORATION

By: /s/ Gary J. Novinskie

Gary J. Novinskie
President